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                                                                    Exhibit 3.1c
                          CERTIFICATE OF INCORPORATION

                                       OF

                              AFA ACQUISITION CORP.

      FIRST: The name of the corporation is AFA Acquisition Corp.

      SECOND: The name of the registered agent of the corporation is Corporation Service Company. The address of the registered agent of the corporation in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, 19805, in the County of New Castle.

      THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

      FOURTH: The total number of shares of stock which the corporation is authorized to issue is 3000 shares of Common Stock, par value of $0.01.

      FIFTH: The name and mailing address of the Sole Incorporator is as follows:

      Name                          Mailing Address
      ----                          ---------------
      Marion Figur                  Gratch Jacobs & Brozman, P.C.
                                    950 Third Avenue
                                    New York, New York  10022

      SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

            1. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors.

            2. The directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation.

            3. The number of directors of the corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the corporation. Election of directors need not be by written ballot unless the By-Laws so provide.
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            4. No director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. Notwithstanding the foregoing sentence, the corporation shall, to the fullest extent permitted by the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. No amendment to or repeal of this Subsection 4 to Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

            5. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the GCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

      SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

      EIGHTH: The corporation reserves the right amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18 day of June, 1997.

                                    /s/     Marion Figur
                                    ___________________________
                                         Sole Incorporator,
                                           Marion Figur


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AFA ACQUISITION CORP.

                                     ------
                                Under Section 242
                           of the General Corporation
                          Law of the State of Delaware
                                     ------

      The undersigned, being the President and Secretary of AFA Acquisition Corp. (the "Corporation"), a Delaware corporation, hereby certify that:

            FIRST: The name of the Corporation is AFA Acquisition Corp.

            SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on June 18, 1997.

            THIRD: Article First is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

            FIRST: The name of the Corporation is "AFA Products, Inc."

            FOURTH: The foregoing amendment of the Certificate of Incorporation of the corporation has been duly adopted in accordance with the provisions of Sections 228 and 141 of the General Corporation Law of the State of Delaware.
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            IN WITNESS WHEREOF, the undersigned have hereunto signed this
Amendment of Certificate of Incorporation this 29th day of July, 1997.

                                             /s/     Ariel Gratch
                                             ______________________________
                                                Ariel Gratch, President

ATTEST:

/s/   Alan S. Jacobs
_____________________________
Alan S. Jacobs, Secretary